Exhibit 99.1

Ozop Surgical Corp. Announces Binding Letter of Intent with Power Conversion Technologies, Inc.

PCTI designs, develops and manufactures standard  and custom power electronic solutions

WEST PALM BEACH, FL. February 28, 2020 (GLOBE NEWSWIRE) – Via NEWMEDIAWIRE - Ozop Surgical Corp. (OTCQB: OZSCD), (“Ozop” or the “Company”), today announces that it has signed a Binding Letter of Intent (the “LOI”) with Power Conversion Technologies, Inc. (“PCTI”), and Catherine Chis (“Chis”), the President of PCTI and its sole shareholder.

Pursuant to the terms of the LOI, the Company will acquire 100% of the issued and outstanding common stock of PCTI from Chis. In conjunction with the LOI, Michael Chermak and Barry Hollander resigned as Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), respectively, and Brian Conway was named CEO and Interim CFO. Mr. Chermak remains as the sole Director of the Company

PCTI operates in the very high power niche of the power electronics market, designing and manufacturing leading edge equipment for use in power conversion applications. The global power electronics market size in 2017 was valued at $36 Billion and is expected to reach $51 Billion by 2023 according to MarketsandMarketsTM.  PCTI serves clients in several industries including energy storage, shore power, DEWs, microgrid, telecommunications, military, transportation, renewable energy, aerospace and mission critical defense systems. PCTI’s clients include Fortune 500 companies, all branches of the US Department of Defense including the US Army and the US Air Force, NASA as well as other global military organizations.

PCTI has supplied equipment for energy storage applications since 1991 and is well positioned to capitalize on the explosive growth of the mass utility scale energy storage market by leveraging its expertise and market reputation. The utility scale energy storage industry is expected to grow tenfold by 2024 to reach $74 Billion according to Wood McKenzie Power & Renewable.

Catherine Chis stated “After 28 years in the private sector, PCTI looks forward to the opportunities that going public will provide to capitalize on our reputation, experience and product mix and expand further into markets such as mass scale energy storage, microgrids and shore power.”

For more information on PCTI please follow on the link, www.pcti.com

Please be aware our social media accounts that can be used from time to time for additional material events.

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About Ozop Surgical Corp.

Ozop Surgical, Corp. (www.ozopsurgical.com) invents, designs, develops, manufactures and distributes innovative endoscopic instruments, surgical implants, instrumentation, devices and related technologies, focused on spine, neurological and pain management procedures and specialties. Our focus is on economically disrupting the market with clinically equivalent or superior existing and new products resulting in immediate and significant savings for providers, payors and consumers.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc (www.pcti.com) invents, designs, develops, manufactures and distributes standard  and custom power electronic solutions. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with a standard of continued innovation.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

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